Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.05 per share, of Willbros Group, Inc., a Delaware corporation, and that this agreement may be included as an exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of July 12, 2010.

INFRASTRUX HOLDINGS, LLC

By: Its:	TPF Power, Inc. Manager

	By:	/s/ Ryan T. Schroer
	Name:	Ryan T. Schroer
	Title:	Vice President

TPF POWER, INC.

By:	/s/ Ryan T. Schroer
Name:	Ryan T. Schroer
Title:	Vice President

TPF INFRASTRUX HOLDINGS, LLC

By: Its:	TPF Power, Inc. Manager

	By:	/s/ Ryan T. Schroer
	Name:	Ryan T. Schroer
	Title:	Vice President

TENASKA POWER FUND, L.P.

By: Its:	Tenaska PF G, LLC General Partner

	By:	Tenaska PF, Inc.
	Its:	Manager

		By:	/s/ Ryan T. Schroer
		Name:	Ryan T. Schroer
		Title:	Vice President

TENASKA PF G, LLC

By:	Tenaska PF, Inc.
Its:	Manager

	By:	/s/ Ryan T. Schroer
	Name:	Ryan T. Schroer
	Title:	Vice President

TENASKA PF, Inc.

By:	/s/ Ryan T. Schroer
Name:	Ryan T. Schroer
Title:	Vice President